UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 17, 2019 (April 11, 2019)

Drive Shack Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

218 W 18th St, 3rd Fl. New York, New York	10011
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (646) 585-5581

111 W 19th St, 8th Fl.
New York, New York
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2019, the Board of Directors (the “Board”) of Drive Shack Inc. (the “Company”) increased the size of the Board to nine members and appointed Virgis W. Colbert and Benjamin M. Crane to the Board of Directors, effective immediately. Mr. Colbert and Mr. Crane each will serve as a Class II director until the 2019 Annual Meeting of Stockholders, and until his successor is duly elected and qualified.

Mr. Colbert will serve on the Audit and Compensation Committees of the Board as an independent director under New York Stock Exchange (“NYSE”) standards (as determined by the Board). Mr Crane will serve on the Compensation Committee of the Board as an independent director under NYSE standards (as determined by the Board). There is no arrangement or understanding between Mr. Colbert or Mr. Crane and any other persons pursuant to which either Mr. Colbert or Mr. Crane was elected as a director. Neither Mr. Colbert nor Mr. Crane has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Colbert and Mr. Crane will receive the same compensation as the other non-employee directors as described in the Company's Proxy Statement filed with the Securities and Exchange Commission on April 13, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIVE SHACK INC.
(Registrant)

/s/ Lawrence A. Goodfield, Jr.

Chief Accounting Officer and Treasurer
Date: April 17, 2019